Exhibit 99.1

SRM Entertainment’s Provides Update on Trade Related Market Conditions

Winter Park, FL – April 16, 2025 – SRM Entertainment, Inc. (Nasdaq: SRM) SRM Entertainment maintains a favorable business model for current trade conditions. SRM manufactures products in China and more importantly SRM “passes title” of our products to our largest customers in China. Shipping, tariffs and other duty related expenses are the responsibility of our customers. This business model provides SRM with the ability to mitigate changing trade conditions. In addition, SRM carries inventory of our proprietary products in the United States of approximately $800,000 which is sold through retailers and Amazon. This domestic asset provides the Company with a readily available supply of key products such as lovable plush, back pack clips, drinkware and SRM’s Sip with Me cups including the officially licensed Smurfs collectible line insulating at least a portion of our business from potential supply chain disruptions and tariff-related cost increases.

SRM services a diversified customer base across multiple entertainment sectors, including theme parks, retail, e-commerce, and media. This should help SRM manage any trade related disruptions. The Company’s strategic focus on building a high quality and geographically diverse supply chain underscores its commitment to long-term stability and profitability in the face of shifting global economic trade policies.

SRM continues to drive positive results as we continue to receive product re-orders from our largest theme park customers, demonstrating the enduring popularity and demand for our high-quality themed merchandise. In addition, SRM international theme park customers are not impacted by tariffs on imports into the United States.

SRM is utilizing proactive strategies to mitigate the impact of trade related tariffs, ensuring continued strong operations and high-quality product delivery to its valued customers. SRM is continuing efforts to expand manufacturing capacity into new countries in addition to seeking domestic USA based cost effective manufacturing solutions to maintain product quality, competitive pricing and supply chain efficiencies.

“SRM is confident in our ability to maintain and develop strong customer relationships in this rapidly evolving trade and tariff landscape.” said Rich Miller, CEO of SRM Entertainment. “Our domestic inventory position for our retailers and Amazon products provide us with needed flexibility, plus the Smurfs movie starring pop superstar Rihanna is being released this July and we already have officially licensed Smurfs collectible Sip with Me kids cups in the USA ready to go.”

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. The current global tariff environment is uncertain. For products manufactured outside the U.S., tariffs increase the cost of our products. Most of our products are produced in China, and tariffs may impact our sales and reduce our profitability as a result. Tariffs may also impact consumer spending if products become more expensive, or consumers have less discretionary income or consumer spending power. The current tariff environment, particularly the imposition or threat of tariffs on products manufactured in China for import into the U.S. as well the potential for retaliatory and reciprocal tariffs in other countries in which we do business, may negatively impact our business, sales and profitability. While our contracts currently require our customers to cover tariffs and other fees, further increases in tariffs may increase the costs of our products. We cannot assure you that we will be able to successfully implement actions to lessen the impact of tariffs imposed on our products, including any changes to our supply chain, logistics capabilities, sales policies or pricing of our products.

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website: SRMentertainment.com